EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Key Tronic Corporation
Spokane Valley, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Key Tronic Corporation of our reports dated September 5, 2014, relating to the consolidated financial statements and financial statement schedule of Key Tronic Corporation, and the effectiveness of Key Tronic Corporation’s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended June 28, 2014.

/s/ BDO USA, LLP

Spokane, Washington
October 23, 2014